                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 (No. 333-64459) of our report dated February 25, 1999, except as to Note 14 b) which is as of March 16, 1999; Note 14 c) which is as of April 19, 1999; and Note 14 d) which is as of October 12, 1999, relating to the financial statements of Smartcom S.A., formerly named Chilesat Telefonia Personal S.A., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





Price Waterhouse

Santiago, Chile
November 30, 1999